Exhibit 10.1
AMENDMENT NO. 3 TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 (“Amendment”) dated as of August 9, 2022 (the “Third Amendment Date”) to the Agreement, as defined below, is entered into by and among Astronics Corporation (“Borrower”), certain lenders under the Agreement (the “Lenders”) and HSBC Bank USA, National Association, as agent for the Lenders under the Agreement (“Agent”), and as the Swingline Lender and Issuing Bank. Terms used herein and not otherwise defined are used with their defined meanings from the Agreement.

Recitals

A.    The Borrower, the Agent and the Lenders are the parties to a Fifth Amended and Restated Credit Agreement dated as of February 16, 2018, as amended by Amendment No. 1 to Fifth Amended and Restated Credit Agreement dated May 4, 2020 and Amendment No. 2 to Fifth Amended and Restated Credit Agreement dated March 1, 2022 (the “Agreement”).

B.    Pursuant to Section 9.14 of the Agreement, the Borrower has requested that the Agent and the Lenders amend certain terms of the Agreement.

C.    The Lenders and the Agent are agreeable to the foregoing to the extent set forth in this Amendment.

D.    The Borrower and each of the Guarantors will benefit from the changes to the Agreement set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrower and its Subsidiaries, the parties hereto agree as follows:

1.    Conditions Precedent to this Amendment. This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:

1.1    Amendment Documentation. The Agent shall have received a copy of this Amendment executed by all parties hereto.

1.2    No Default. As of the date hereof, after giving effect hereto, no Default or Event of Default shall have occurred and be continuing.

1.3    Beneficial Ownership. If requested by any Lender, the Agent shall have received a Beneficial Ownership Certification in relation to the Borrower. As of the date hereof, the information included in any Beneficial Ownership Certification furnished to any of the Lenders, as applicable, is true and correct in all respects.

1.4    Representations and Warranties. The representations and warranties contained in the Agreement shall be true, correct and complete as of the date hereof as though made on such date, except to the extent such representations and warranties are expressly limited to a specific date.

1.5    Payment of Fee. The Borrower shall have paid to the Agent, for the ratable benefit of Lenders, a fee in the amount of 10 basis points of the Commitment for each Lender (the “Closing Date Fee”). Any fees or costs required to be paid on or before the effectiveness of this Amendment (including, without limitation, the Closing Date Fee and the cost in connection with any third party reports) shall have been paid.

2.    Amendments. The Agreement is amended as follows:

2.1    Article I entitled “Definitions” is amended by deleting the definitions of “Second Amendment Date”, “Second Amendment Suspension Period”.

2.2    Article I entitled “Definitions” is amended by deleting the present definitions of the terms set forth below and replacing them in their entirety with the following definitions:

“Applicable Margin” - (i) Initially, until changed in accordance with the following provisions, the Applicable Margin shall be 2.750% for ABR Loans and 3.750% for SOFR Loans; (ii) the Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Level		Leverage Ratio	SOFR Rate Option	ABR Option
	1	< 1.5 to 1.0	*1.500% / **2.500%	*0.500% / **1.500%
	2	> 1.5 to 1.0 but < 2.0 to 1.0	*1.625% / **2.625%	*0.625% / **1.625%
	3	> 2.0 to 1.0 but < 3.0 to 1.0	*1.750% / **2.750%	*0.750% / **1.750%
	4	> 3.0 to 1.0 but < 3.5 to 1.0	*2.375% / **3.375%	*1.375% / **2.375%
	5	> 3.5 to 1.0 but < 4.0 to 1.0	*3.000% / **4.000%	*2.000% / **3.000%
	6	> 4.0 to 1.0	*3.750% / **4.750%	*2.750% / **3.750%
* Prior to delivery of 9/30/22 financial statements
** Upon the earlier of delivery of 9/30/22 financial statements or the date such statements are due

Changes in the Applicable Margin shall become effective three (3) Business Days immediately following the date of delivery by Borrower to the Agent of a financial statement and a Compliance Certificate required to be delivered pursuant to Sections 5.2(a) and (b) of this Agreement, and shall be based upon the Leverage Ratio in effect at the end of the financial period covered by such financial statement and Compliance Certificate. Notwithstanding the foregoing provisions, during any period when the Borrower has failed to deliver such financial statement and Compliance Certificate when due, the Applicable Margin shall be applied at Level 6 above as of the first Business Day after the date on which such financial statement and Compliance Certificate were required to be delivered, regardless of the Leverage Ratio at such time, until the date the required financial statement and Compliance Certificate have been delivered. Any changes in the Applicable Margin shall be determined by the Agent in accordance with the provisions set forth in this definition and the Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Agent shall be conclusive absent manifest error. For the avoidance of doubt, with respect to any days prior to the Third Amendment Effective Date, the calculation of interest for such days with respect to any Loans outstanding shall utilize the definition of Applicable Margin in effect prior the Third Amendment Effective Date.

“Maximum Limit” - The maximum aggregate amount which the Borrower can borrow from time to time under the Revolving Credit, which (a) on the Third Amendment Date is $190,000,000, (b) effective September 12, 2022 is $180,000,000 and (c) effective October 11, 2022 is $170,000,000. The Commitments of the Lenders will be reduced pro rata on September 12, 2022 and October 11, 2022.

“Revolving Credit Maturity Date” - August 31, 2023, which may be shortened in accordance with Section 7.2 of this Agreement.

“Suspension Period” - The period from the First Amendment date through the Revolving Credit Maturity Date.

“Threshold Amount” - As of any date, the greater of $25,000,000 or 10% of Borrower’s Consolidated Net Tangible Assets as of the last fiscal quarter of the Borrower most recently ended, for which financial statements are available or required to be delivered under Section 5.2 of this Agreement. For the avoidance of doubt for purposes of Sections 6.1(g) and 6.3(c), any subsequent change in the Threshold Amount occurring after any Indebtedness was incurred or Investment was made will not result in a violation of this Agreement so long as such Indebtedness or Investment was permitted when incurred, made or taken, provided that the term “Threshold Amount” as used in the definition of “Material Indebtedness”, Section 6.1 and 6.3(c) of the Agreement shall be
$5,000,000.

“Total Revolving Credit Commitment” - The sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time which shall not exceed the Maximum Limit.

2.3    Article I entitled “Definitions” is further amended to add the following new definition in the appropriate alphabetical order:

“Third Amendment Effective Date” means August 9, 2022.

2.4    Section 6.4 of the Agreement, entitled “Equity Interest Repurchases and Dividends” is deleted in its entirety and replaced with the following:

“6.4 Equity Interest Repurchases and Dividends. Neither the Borrower nor any Subsidiary will, directly or indirectly make any repurchase or repurchases of Equity Interests in the Borrower or any Subsidiary or pay any dividend, except for:

(a)    the repurchase by a Subsidiary of Equity Interests owned by the Borrower or another Subsidiary; and

(b)    the payment of a dividend by a Subsidiary to the Borrower or to another Subsidiary.”

2.5    Section 6.13 of the Agreement entitled “Maximum Leverage Ratio” is deleted and replaced with the following:

“6.13 Maximum Leverage Ratio. The Borrower will not permit, as of the end of any fiscal quarter set forth below, the Leverage Ratio to exceed the ratio set forth below:

Quarter Ending:    Ratio:

March 31, 2018 - December 31, 2019    3.75x

March 31, 2020 - June 30, 2021    Suspended

September 30, 2021    6.00x

December 30, 2021    5.50x

March 31, 2022    4.75x

June 30, 2022    4.75x

September 30, 2022    4.25x

December 31, 2022 and thereafter    3.75x

2.6    Section 7.1 entitled “Events of Default” is amended to add the following new clause (m):

“(m) Financial Disclosure. The filing of any disclosure by Borrower, including without limitation, a disclosure on any Form 10-Q or Form 10-K filed by Borrower with the United States Security and Exchange Commission with respect to the Revolving Credit contains a “Going Concern” or functionally equivalent qualification.”

2.7    The following is added as a new Section 10.19:
“Section 10.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.19, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2.8    Schedules 2.1 is deleted and replaced in its entirety by new Schedule 2.1 attached hereto

3.    Reaffirmations.
3.1    The Borrower hereby acknowledges and reaffirms the execution and delivery of its Second Amended and Restated General Security Agreement dated as of July 18, 2013 and as supplemented prior to the date hereof (collectively, the “Borrower Security Agreement”), and agrees that the Borrower Security Agreement shall continue in full force and effect and continue to secure the “Obligations” as defined therein, including all indebtedness to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. The Borrower further acknowledges and reaffirms the authorization of any financing statements filed against the Borrower in connection with the Borrower Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent, for the benefit of the Agent and the Lenders, by the Borrower under the Borrower Security Agreement or otherwise.

3.2    Each of the Guarantors hereby acknowledges and reaffirms the execution and delivery of its respective Guaranty (collectively, the “Guaranty”) and its respective Security Agreement (collectively, the “Guarantor Security Agreement”), and agrees that such Guaranty and the Guarantor Security Agreement shall continue in full force and effect and continue to guarantee or secure, as applicable, all “Obligations” as defined therein, including all indebtedness of the Borrower to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. Each

Guarantor further acknowledges and reaffirms the authorization of any financing statements filed against such Guarantor in connection with the Guarantor Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent by such Guarantor under the General Security Agreement or otherwise.

4.    Reference to and Effect on Loan Documents.

(a)    Upon the effectiveness hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b)    The Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, the Lenders and each of their successors and assigns. The Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety. Each Borrower acknowledges and agrees that the Agreement (as amended by this Amendment) and all other Loan Documents to which such Borrower is a party are in full force and effect, that such Borrower’s obligations thereunder and under this Amendment are its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof and hereof, and that such Borrower has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.

(c)    Except as expressly and specifically set forth herein, the terms, provisions and conditions of the Agreement shall remain in full force and effect and unchanged by the terms of this Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Agreement, nor constitute a waiver of any provision of the Agreement.

5.    Other.

5.1    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.

5.2    This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be in effect from time to time, without regard to principles of conflicts of law.

5.3    Borrower shall take such other and further acts, and deliver to the Agent and the Lenders such other and further documents and agreements, as the Agent shall reasonably request in connection with the transactions contemplated hereby.

5.4    The Borrower agrees to pay on demand by Agent all expenses of Agent, including without limitation, fees and disbursements of counsel for Agent, in connection with the transactions contemplated by this Amendment, the negotiations for and preparation of this Amendment and any other documents related hereto, and the enforcement of the rights of Agent’s and Lenders under the Loan Agreement as amended by this Amendment.

5.5    To induce Lenders to enter into this Amendment, Borrower and Guarantors each waives and releases and forever discharges Agent and each Lender and their respective officers, directors, attorneys, agents and employees from any defenses, liability, damage, claim, loss or expense of any kind that any of them may have against Agent and each Lender arising out of or relating to the Loan Documents. Borrower and Guarantors, jointly and severally, further agree to indemnify and hold Agent and each Lender and their respective officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against Agent or any Lender on account of any claims arising out of or relating to the Loan Documents. Borrower and Guarantors each further state that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

[Signature Page Follows]

The parties hereto have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

ASTRONICS CORPORATION

By: /s/ David C. Burney
    David C. Burney
    Vice President - Finance

Consented to, and Agreed, as of the date of this Amendment by the following Guarantors:

ASTRONICS ADVANCED ELECTRONIC
SYSTEMS CORP.
ASTRONICS CONNECTIVITY SYSTEMS &
CERTIFICATION CORP.
ASTRONICS CUSTOM CONTROL CONCEPTS INC.
ARMSTRONG AEROSPACE, INC.
LUMINESCENT SYSTEMS, INC.
ASTRONICS DME LLC
ASTRONICS AEROSAT CORPORATION
PECO, INC.
ASTRONICS TEST SYSTEMS INC.

By: /s/ David C. Burney
    David C. Burney, Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION
as Agent

By: /s/ Ershad Sattar
Name: Ershad Sattar
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender, Swingline Lender and Issuing Bank

By: /s/ Shaun R. Kleinman
Name: Shaun R. Kleinman
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Kelly Werbecki
Name: Kelly Werbecki
Title: Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/Deborah Urtz-Gleeson
Name: Deborah Urtz-Gleeson
Title: Senior Vice President

TRUIST BANK, as a Lender
By: /s/ Juan De Jesus-Caballero
Name: Juan De Jesus-Caballero
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Nancy Kallianas
Name: Nancy Kallianas
Title: SVP